EXHIBIT 99.1

                      Central Jersey Bancorp Press Release


Central Jersey Bancorp Reports Earnings for the Nine Months and Three Months Ended September 30, 2006
--------------------------------------------------------------------------------


LONG BRANCH, NEW JERSEY, October 26, 2006 (NASDAQ Capital Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income of $1.84 million for the nine months ended September 30, 2006, as compared to $1.87 million for the same period in 2005. Basic and diluted earnings per share were $0.22 and $0.21, respectively, for the nine months ended September 30, 2006, as compared to $0.23 and $0.21, respectively, for the same prior year period.

For the three months ended September 30, 2006, Central Jersey Bancorp reported net income of $437,000, as compared to net income of $653,000 for the same period in 2005. Basic and diluted earnings per share for the three months ended September 30, 2006 were both $0.05, as compared to $0.08 and $0.07, respectively, for the same period in 2005. Per share earnings have been adjusted in all periods to reflect the two-for-one stock split paid on July 1, 2005 and the 5% stock dividend paid on July 1, 2006.

The reported net income for the third quarter of 2006 was impacted by the decision to record a $306,000 loan loss provision relating to several unsecured loans. This additional loan loss provision reduced reported third quarter 2006 earnings, on an after tax basis, by $184,000.

With respect to the entire Mr. Solomon Dwek and related entities relationship, Central Jersey Bank, N.A.'s initial credit exposure totaled approximately $3.0 million, consisting of a $2.0 million commercial mortgage loan and approximately $1.0 million of unsecured loans. At September 30, 2006, the $1.0 million of unsecured loans had been paid down to $409,000 and have been fully reserved for, as described in the previous paragraph. The $2.0 million commercial mortgage loan is presently performing and fully secured. There is an offer to purchase the property which, if accepted and closed, would result in full payoff of the commercial mortgage loan.

George S. Callas, Chairman of the Board of Directors, and James S. Vaccaro, President and CEO, commented that, "From an operating perspective, Central Jersey Bank, N.A. continues to experience net interest margin compression due to the flat/inverted yield curve and competitive pricing for deposits. During this challenging operating environment, we are committed to prudently manage the balance sheet and the bank's operations and make strategic decisions for achieving long-term shareholder value."

Results of Operations

Net interest income was $4.2 million and $12.8 million, respectively, for the three and nine months ended September 30, 2006, as compared to $4.3 million and $13.0 million, respectively, for the same prior year periods. Net interest income for the three and nine months ended September 30, 2006 was comprised primarily of $5.9 million and $17.3 million, respectively, in interest and fees on loans, $1.3 million and $4.1 million, respectively, in interest on securities, and $239,000 and $351,000, respectively, in other interest income, less interest expense on deposits of $2.9 million and $7.6 million, respectively, interest expense on borrowed funds of $169,000 and $1.1 million, respectively, and interest expense on subordinated debentures of $113,000 and $317,000, respectively.

Although net interest income for the three and nine months ended September 30, 2006 and 2005 was consistent in both comparative periods, the cost of deposits and interest-bearing liabilities increased to an

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average cost of 2.86% and 2.69%, respectively, for the three and nine months ended September 30, 2006, from an average cost of 1.84% and 1.66%, respectively, for the same periods in 2005. For the three and nine months ended September 30, 2006, the average yield on interest-earning assets was 6.31% and 6.30%, respectively, as compared to 5.78% and 5.72%, respectively, for the same periods in 2005. The average net interest margin for the three and nine months ended September 30, 2006 was 3.54% and 3.68%, respectively, as compared to 3.94% and 4.07%, respectively, for the same periods in 2005. The margin compression experienced during the three and nine months ended September 30, 2006 is reflective of the increase in general interest rates and the competitive deposit pricing environment.

For the three and nine months ended September 30, 2006, the provision for loan losses was $318,000 and $465,000, respectively, as compared to $36,000 and $215,000, respectively, for the same prior year periods. The increase in the provision for loan losses for both periods was due primarily to additional loan loss provision related to the previously-mentioned unsecured loans.

Non-interest income, which consists of service charges on deposit accounts, income from bank owned life insurance and fees from the gain on the sale of residential mortgages, was $422,000 and $1.3 million, respectively, for the three and nine months ended September 30, 2006, as compared to $423,000 and $1.2 million, respectively, for the same prior year periods.

Non-interest expense was $3.6 million and $10.8 million, respectively, for the three and nine months ended September 30, 2006, as compared to $3.7 million and $11.0 million, respectively, for the same prior year periods. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization, and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at September 30, 2006, totaled $517.3 million, an increase of $2.7 million, or 0.5%, from the December 31, 2005 total of $514.6 million. The total assets figure of $517.3 million at September 30, 2006, is inclusive of $27.0 million in goodwill and $2.6 million in core deposit intangible.

Cash and cash equivalents were $37.7 million at September 30, 2006, an increase of approximately $16.5 million, or 77.8%, from the December 31, 2005 total of $21.2 million. The increase is due primarily to the timing of cash flows related to the bank's business activities and lower than anticipated loan growth.

Investments totaled $122.4 million at September 30, 2006, a decrease of $11.3 million, or 8.5%, from the December 31, 2005 total of $133.7 million. This decrease was primarily attributable to principal pay downs on mortgage-backed securities totaling $5.5 million and matured investment securities totaling $4.2 million. The proceeds received by Central Jersey Bancorp from these transactions were used to fund loan growth that occurred during the period and pay-down borrowings.

There were no loans held for sale at September 30, 2006, as compared to $3.1 million at December 31, 2005.

Loans, net of the allowance for loan losses, closed the nine months ended September 30, 2006 at $310.2 million, an increase of $3.0 million, or 0.98%, over the $307.2 million balance at December 31, 2005. The modest increase in loans is due primarily to the origination of commercial real estate loans during the period.

Deposits at September 30, 2006 totaled $431.4 million, an increase of $23.8 million, or 5.8%, over the December 31, 2005 total of $407.6 million. The modest increase in deposit balances is reflective of normal seasonal flows and the general funding and liquidity challenges prevalent throughout the banking industry.

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Other borrowings were $14.8 million at September 30, 2006, as compared to $38.2 million at December 31, 2005, a decrease of $23.4 million, or 61.3%. These borrowings, which are short-term in nature, were reduced during the period due to cash inflows resulting from deposit growth and the principal amortization and maturity of investment securities.

At September 30, 2006, book value per share and tangible book value per share were $7.80 and $4.22, respectively, as compared to $7.53 and $3.85, respectively, at December 31, 2005.


Asset Quality

The allowance for loan losses, which began the year at $3.17 million, or 1.02% of total loans, was $3.60 million at September 30, 2006, with the allowance for loan losses ratio at 1.15% of total loans. Non-performing loans totaled $510,000 at September 30, 2006, as compared to $79,000 at December 31, 2005. The significant increase in non-performing loans is due primarily to the previously-mentioned unsecured loans totaling $409,000. Loan charge-offs during the nine months ended September 30, 2006 totaled $46,000, as compared to $93,000 for the same prior year period. There were no loan charge-offs for the three months ended September 30, 2006 or 2005.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A., the national banking entity resulting from the August 22, 2005 combination of Monmouth Community Bank, N.A. and Allaire Community Bank. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through fourteen branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Capital Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at www.CJBNA.com.
                                        -------------

Forward Looking Statements


Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., the availability of working capital, the cost of personnel, and the competitive market in which Central Jersey Bank, N.A. competes.


Contacts

James S. Vaccaro, President and CEO, 732-571-1300
Robert S. Vuono, Sr. EVP & COO, 732-292-1600
Anthony Giordano, III, EVP and CFO, 732-923-1115

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                                CONSOLIDATED BALANCE SHEETS
                   SEPTEMBER 30, 2006 (UNAUDITED) AND DECEMBER 31, 2005
                                  (dollars in thousands)

                                                             September 30,   December 31,
                                                                 2006            2005
                                                             ------------    ------------
ASSETS                                                        (unaudited)
------

Cash and due from banks                                      $      9,163    $     21,228
Federal funds sold                                                 28,495              --
Investment securities available for sale, at market value         101,225         111,175
Investment securities held to maturity (market value of
     $20,715 (unaudited) and $22,058 at September 30, 2006
     and December 31, 2005, respectively)                          21,211          22,567
Loans held-for-sale                                                    --           3,127
Loans, net                                                        310,241         307,168
Premises and equipment                                              5,552           6,006
Bank owned life insurance                                           3,420           3,338
Accrued interest receivable                                         2,708           2,636
Goodwill                                                           26,957          27,229
Core deposit intangible                                             2,632           3,097
Other assets                                                        5,654           6,992
                                                             ------------    ------------

          Total assets                                       $    517,258    $    514,563
                                                             ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits:
     Non-interest bearing                                    $     87,082    $     91,297
     Interest bearing                                             344,272         316,257
                                                             ------------    ------------
                                                                  431,354         407,554

Other borrowings                                                   14,835          38,191
Subordinated debentures                                             5,155           5,155
Accrued expenses and other liabilities                              1,514           1,885
                                                             ------------    ------------

          Total liabilities                                       452,858         452,785
                                                             ------------    ------------

Shareholders' equity:
     Common stock, par value $0.01 per share. Authorized
     100,000,000 shares and issued and outstanding
     8,254,553 and 8,169,844 shares at September 30, 2006
     and December 31, 2005, respectively                               83              82
Additional paid-in capital                                         60,506          59,999
Accumulated other comprehensive loss, net of tax benefit           (1,876)         (2,153)
Retained earnings                                                   5,687           3,850
                                                             ------------    ------------
          Total shareholders' equity                               64,400          61,778

                                                             ------------    ------------
          Total liabilities and shareholders' equity         $    517,258    $    514,563
                                                             ============    ============

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                                         CONSOLIDATED STATEMENTS OF INCOME
                          FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
                                 (dollars in thousands, except per share amounts)

                                                                   Three months ended        Nine months ended
                                                                      September 30,            September 30,
                                                                   2006         2005         2006         2005
                                                                ----------   ----------   ----------   ----------
                                                                      (unaudited)               (unaudited)
Interest and dividend income:
     Interest and fees on loans                                 $    5,859   $    4,812   $   17,346   $   13,455
     Interest on securities available for sale                       1,101        1,144        3,381        3,743
     Interest on securities held to maturity                           245          267          750          830
     Interest on federal funds sold and due from banks                 239           88          351          189
                                                                ----------   ----------   ----------   ----------
          Total interest and dividend income                         7,444        6,311       21,828       18,217

Interest expense:
     Interest expense on deposits                                    2,943        1,822        7,605        4,634
     Interest expense on other borrowings                              169           71        1,081          336
     Interest expense on subordinated debentures                       113           88          317          244
                                                                ----------   ----------   ----------   ----------
          Total interest expense                                     3,225        1,981        9,003        5,214

                                                                ----------   ----------   ----------   ----------
          Net interest income                                        4,219        4,330       12,825       13,003
                                                                ----------   ----------   ----------   ----------

Provision for loan losses:                                             318           36          465          215
                                                                ----------   ----------   ----------   ----------
          Net interest income after provision for loan losses        3,901        4,294       12,360       12,788
                                                                ----------   ----------   ----------   ----------

Other income:
     Service charges on deposit accounts                               367          395        1,048        1,070
     Gain on sale of loans held-for-sale                                28           --          189           --
     Income on bank owned life insurance                                27           28           82           84
     Other service charges, commissions and fees                        --           --            6           --
                                                                ----------   ----------   ----------   ----------
          Total other income                                           422          423        1,325        1,154
                                                                ----------   ----------   ----------   ----------

Operating expenses:
     Salaries and employee benefits                                  1,831        1,833        5,563        5,454
     Net occupancy expenses                                            442          432        1,268        1,339
     Data processing fees                                              205          204          604          729
     Core deposit intangible amortization                              155          172          464          516
     Other operating expenses                                        1,014        1,062        2,883        2,980
                                                                ----------   ----------   ----------   ----------
          Total other expenses                                       3,647        3,703       10,782       11,018
                                                                ----------   ----------   ----------   ----------

Income before provision for income taxes                               676        1,014        2,903        2,924

Income taxes                                                           239          361        1,066        1,051
                                                                ----------   ----------   ----------   ----------

     Net income                                                 $      437   $      653   $    1,837   $    1,873
                                                                ==========   ==========   ==========   ==========

Basic earnings per share                                        $      .05   $      .08   $      .22   $      .23
                                                                ==========   ==========   ==========   ==========
Diluted earnings per share                                      $      .05   $      .07   $      .21   $      .21
                                                                ==========   ==========   ==========   ==========

Average basic shares outstanding                                 8,262,545    8,152,734    8,231,423    8,132,393
                                                                ==========   ==========   ==========   ==========
Average diluted shares outstanding                               8,720,859    9,054,811    8,718,303    9,008,863
                                                                ==========   ==========   ==========   ==========
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-------------------------------------------------------------------------------------------
   Performance Ratios (unaudited)          Three Months Ended         Nine Months Ended
      (dollars in thousands)                  September 30,              September 30,
-------------------------------------------------------------------------------------------
              Ratio                        2006          2005          2006          2005
-------------------------------------------------------------------------------------------
Return on average assets                    0.34%         0.53%         0.48%         0.52%
Return on average tangible assets           0.36%         0.56%         0.51%         0.55%
Return on average equity                    2.73%         4.19%         3.89%         4.11%
Return on average tangible equity           5.10%         8.09%         7.41%         8.09%
Efficiency ratio                            78.6%         77.9%         76.2%         77.8%
Efficiency ratio (less core deposit
intangible amortization expense)            75.2%         74.3%         72.9%         74.2%
Operating expense ratio                     2.82%         2.99%         2.81%         3.04%
Net interest margin                         3.54%         3.94%         3.68%         4.07%

        Ratio Calculations
Efficiency ratio:
     Net interest income               $   4,219     $   4,330     $  12,825     $  13,003
     Non-interest income                     422           423         1,325         1,154
          Total revenue                    4,641         4,753        14,150        14,157
     Non-interest expense              $   3,647     $   3,703     $  10,782     $  11,018
Ratio                                       78.6%         77.9%         76.2%         77.8%

Efficiency ratio (less core deposit
intangible amortization expense):
     Net interest income               $   4,219     $   4,330     $  12,825     $  13,003
     Non-interest income                     422           423         1,325         1,154
          Total revenue                    4,641         4,753        14,150        14,157
     Non-interest expense                  3,647         3,703        10,782        11,018
     Less: Core deposit amortization
     expense                                (155)         (172)         (464)         (516)

     Non-interest expense (less core
     deposit intangible amortization
     expense)                          $   3,492     $   3,531     $  10,318     $  10,502
Ratio                                       75.2%         74.3%         72.9%         74.2%

Operating expense ratio:
     Average assets                    $ 512,457     $ 491,629     $ 512,345     $ 482,846
     Non-interest expense              $   3,647     $   3,703     $  10,782     $  11,018
Ratio                                       2.82%         2.99%         2.81%         3.04%

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